                                                                   EXHIBIT 10.25


               [This document will be replaced by a later version]

                                TABLE OF CONTENTS

Lease between Sierra Pacific Properties, Inc. as Lessor, and Bay Area Seating Service, Inc., dba BASS Ticketmaster, as Lessee.

BASIC LEASE DOCUMENT
--------------------

Paragraph                         Subject                            Page
---------        --------------------------------------------        ----
    1            Fundamental Lease Provisions                          1
    2            Premises                                              2
    3            Term                                                  2
    4            Base Rent                                             3
    5            Additional Rent                                       3
    6            Security Deposit                                      8
    7            Construction and Acceptance of Premises               8
    8            Holding Over                                          8
    9            Use of Premises                                       9
   10            Taxes of Tenant's Property                            9
   11            Alterations                                          10
   12            Maintenance and Repairs                              11
   13            Liens                                                11
   14            Building Services                                    12
   15            Rights of Landlord                                   13
   16            Indemnification and Waiver                           14
   17            Insurance                                            15
   18            Waivers of Subrogation                               16
   19            Damage or Destruction                                17
   20            Eminent Domain                                       19
   21            Default                                              19
   22            Assignment and Subletting                            22
   23            Subordination                                        25
   24            Estoppel Certificate                                 25
   25            Interest on Past Due Obligation                      26
   26            Sale or Transfer by Landlord                         26
   27            Landlord's Right to Cure Defaults                    27
   28            Waiver                                               27
   29            Force Majeure                                        27
   30            Relocation                                           28
   31            Parking                                              28
   32            Surrender of Premises                                29
   33            Miscellaneous                                        31

LEASE ADDENDUM
--------------

LEASE EXHIBITS
--------------
        A                  Space Plan
        B                  Work Letter
        C                  Rules and Regulations

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         This Lease ("Lease") is made and executed this twenty-ninth day of
December, 1989, in Concord, Contra Costa County, California, by and between Sierra Pacific Properties, a California Corporation ("Landlord"), and Bay Area Seating Service Inc., dba BASS Ticketmaster, A California Corporation, ("Tenant") who agrees as follows:

         1.       FUNDAMENTAL LEASE PROVISIONS

                  (a) Premises: Suite No. 600 on the 6th floor constituting a Rentable Area consisting of 16,532 square feet.

                  (b)      (1)      Lease Term: 120 months.

                           (2) Commencement Date: February 15, 1990, or upon actual substantial completion of tenant improvements.

                  (c)      * Base Rent: $17,358.60 per month. *(See addendum)

                  (d) Tenant's Proportionate Share of total Rentable Area in Building .05492.

                  (f) Nature of Tenant's Business or Profession: General office use, including telephone and computer center.

                  (g)      Address for Rent and Notice:

                           For Rent:         Building office
                                             1850 Gateway Blvd. #200
                                             Concord, CA 94520
                                             (415) 680-1255

                           For Notices:      Sierra Pacific Properties
                                             3890 Railroad Ave.
                                             Pittsburg, California 94565
                                             (415) 427-3700

                           To Tenant:        at premises, also
                                             Harold Silen
                                             591 Redwood Highway, #2375
                                             Mill Valley, CA 94941

         2. PREMISES. In consideration of the Tenant's agreement to pay the rent, and the covenants and conditions herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon the terms and conditions set forth herein, that certain office space identified in Paragraph (a) of
Article 1, as delineated and shown in the cross-hatched area on the plan designated as Exhibit A attached hereto and incorporated by reference (herein referred to as the "Premises") in the building known as CONCORD GATEWAY (herein referred to as the "Building") the address of which is 1855 Gateway Boulevard, Concord, California. The Rentable Area of the Premises ("Rentable Area"), as provided in Paragraph (a) of Article I, shall be determined in accordance with the BOMA (Building Owners and Managers Association) standard method of measurement.

                  Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth herein.* see attached page 2a.

         3. TERM. (a) In General, Commencement. The term of this Lease shall be that period set forth in Paragraph (b)(1) of Article 1 hereof. The term shall commence on the Commencement Date set forth in Paragraph (b)(2) of Article 1 hereof, on which date Landlord shall deliver the Premises to Tenant.

            **

                  (b) Delay. If Landlord, for any reason within the sole control of Landlord, cannot deliver possession of the Premises to Tenant on or prior to the fixed date set forth herein, Tenant's obligation to pay rent and Additional Charges shall be delayed until such time as the Premises are delivered to Tenant. In the event of any such delay, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession and postponement of Tenant's rental obligation prior to delivery of possession of the Premises to Tenant shall be in sole satisfaction of all claims Tenant might otherwise have by reason of the Premises not being delivered on the date set forth herein. If Tenant takes possession of all or any part, of the Premises prior to the date the Premises are delivered, all terms and provisions of this Lease shall apply, including the obligation for the payment of all rents and other amounts owing hereunder.

                  (c) Early Possession. If Tenant, with Landlord's consent, takes possession of the Premises prior to the Commencement Date, Tenant shall be subject to all the covenants and conditions hereof, and shall pay rent at the monthly rate prescribed for the first month of the term, prorated on the basis of a thirty (30) day month, for the period beginning with the taking of possession and ending with the Commencement Date.

** In the event Landlord is unable to deliver premises substantially complete and ready for occupany, unless due to reasons for delay caused by tenant, by March 1st, 1990, then tenant shall receive rent credit equal to 1 1/2 days for every day delayed past March 1st, 1990.


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(a)      Landlord represents and warrants to Tenant that, to the best of
         Landlord's knowledge after due inquiry, (i) there is no asbestos or asbestos-containing materials located in or on any part of the Building or Land and (ii) there are no hazardous substances or hazardous materials (as such terms are defined under applicable federal, state and/or local law) in, on or under the Building and/or the Land. In the event of a breach of the warranty set forth in the preceding sentence, Tenant shall have the right ot terminate this Lease on prior written notice to Landlord and Landlord's failure to cure such breach within ninety (90) days after Landlord's receipt of such notice from Tenant, and Tenant shall have the right to recover from Landlord all direct damages (but not indirect or consequential damages) arising out of or resulting from Landlord's breach of the representations and warranties set forth in the first sentence of this Article. In addition, Landlord agrees to indemnify and forever hold Tenant, its successors and assigns, harmless from and against al direct damages (but not indirect or consequential damages), liabilities, claims, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) that result from a breach of any of the representations and warranties set forth in the first sentence of this subparagraph

(b) If Tenant shall discover or ascertain that the Building or the Land contains asbestos or asbestos-containing materials or any other hazardous substance or hazardous material (as such terms are defined from time to time under applicable federal, state and/or local law) but that Landlord has not breached any of its representations and warranties set forth in the first sentence of subparagraph and if the asbestos, asbestos-containing materials, hazardous material or hazardous substance, as the case might be, could have an adverse effect on the health, safety or welfare of Tenant or any employee, invitee, guest or licensee of Tenant, then Tenant shall have the right ot terminate this Lease on prior written notice to Landlord and Landlord's failure to cure such breach within one hundred eighty (180) days after Landlord's receipt of such notice from Tenant, and Tenant shall have the right to recover all direct damages (but not indirect or consequential damages) arising out of or resulting from the presence of such asbestos, asbestos-containing materials, hazardous material or hazardous substance in, on or under the Land on the Building. In addition, in such instance Landlord agrees to indemnify and forever hold Tenant, its successors and assigns, harmelss from and against all direct damages (but not indirect or consequential damages), liabilities, claims, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) that result therefrom.

(c) As used in this Lease Agreement, the term "Land" shall mean the land underlying the Building, the parking deck and the parking facilities serving the Building, and all other common areas of the Building.


                                       2a

                  (d) Failure to Take Possession. Tenant's inability or failure to take possession of the Premises when delivered by Landlord shall not delay the commencement of the term of this Lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord has and shall continue to incur significant expenses as a consequence of the making of this Lease, including without limitation, the cost of carrying vacant space in the Building, brokerage commissions and fees, legal and architectural fees, the cost of space planning and the costs of construction of improvements to the Premises. All of said expenses shall be deemed included in measuring Landlord's damages should Tenant fail to take possession of the Premises when required under the terms of this Lease, although such expenses shall not be duplicative of the items of damage to which Landlord may otherwise be entitled under Section 21(b)(1)(iv) hereof.

         4. BASE RENT. Tenant covenants to pay to Landlord during the term hereof, at Landlord's office at the address set forth in Paragraph (g) of
Article 1 hereof or to such other persons or at such other places as directed from time to time by written notice to Tenant from Landlord, a monthly rental (hereinafter referred to as the "Base Rent") in the amount set forth in Paragraph (c) of Article 1 hereof (subject to adjustment as hereinafter provided) due and payable without demand or offset or deduction, in advance on the first day of each calendar month; except that if Commencement Date occurs on a day other than the first day of a calendar month, then the Base Rent for the fraction of the month starting with the Commencement Date shall be paid on such Commencement Date, prorated on the basis of a thirty (30) day month.

         5. ADDITIONAL RENT. Landlord hereby agrees to pay Landlord's Base Costs for Operating Costs and Taxes (as defined herein). It is understood that the Base Rent specified in Paragraph (c) of Article 1 and more fully described in
Article 4 of


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this lease, above, does not contemplate Landlord paying amounts in excess of
Landlord's Base Costs for Operating Costs and Taxes. Therefore, in order that the rental payable throughout the term of this Lease shall reflect any such excess amounts, the Base Rent payable by Tenant pursuant to Article 4, above, shall be augmented by "Additional Rent" in accordance with the provisions of this Article 5.

                  (a) Definitions

                      (1) The term "Landlord's Base Costs" shall mean the amount which is derived by multiplying the Rentable Area of the Premises times twelve
(12), times the cost (i.e., Operating Costs and taxes) per square foot of Rentable Area per month as shall actually be incurred by Landlord during the calendar year in which the Commencement Date occurs.

                      (2) The term "Operating Costs' shall mean the sum of all expenses paid or incurred by Landlord during any calendar year of the term hereof in connection with the operation, maintenance, insurance (including earthquake insurance),** management and repair of the Building, including parking facilities and both interior and adjacent landscaped area; provided, however, that the term "Operating Costs" shall include Landlord's taxes as that term is defined herein, the costs of special services rendered to tenants (including Tenant) for which a special charge is made hereunder, any costs of preparation or leasing of space for new tenants in the Building or any costs borne directly by Tenant under this Lease.

                      By way of example, Operating Costs shall include without limitation: all expenses paid or incurred by Landlord during any calendar year of the term hereof for electricity, water, gas and sewers, and similar utilities services in connection with the operation of the Building, and for utility taxes, charges or other similar impositions paid or incurred by Landlord in connection therewith; maintenance and repair of HVAC, electrical and plumbing; salaries, wages, bonuses, medical, surgical and general welfare benefits and pension payments, payroll taxes, workmen's compensation, uniforms, and dry cleaning thereof for employees engaged in the operation, maintenance, and repair of the Building, parking facilities and both interior and adjacent landscaped areas; the cost of all premiums for property damage, liability, and all other insurance for the Building, parking facilities and both interior and adjacent landscaped areas to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the real property of which the Premises are a part, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of buildings comparable to the Building; the cost of all building and cleaning supplies and materials; the cost of all


**Unless earthquake insurance is included in tenant's Base Year operating costs, then no earthquake insurance placed in subsequent years during tenancy of tenant shall be passed onto tenant as operating costs.

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charges for cleaning, maintenance, and service contracts and other other services with independent contractors; the cost of periodic maintenance repair and restoration of elevators, Building surfaces, including paint, floor and wall coverings, and other surface materials on the exterior of the Building and in both interior and exterior common areas (including the atriums), as well as repaving and restriping of the parking facilities; and the cost of all professional services and management fees.

                      Operating Costs shall not include initial construction costs required to be capitalized for federal income tax purposes; provided, however, that if Landlord installs equipment or materials or makes other capital improvements to the Building, parking facilities or adjacent landscaped area, or are required to comply with present or anticipated energy conservation programs, earthquake damage prevention programs, or are required pursuant to any future law or regulation of any governmental entity, the cost: of such installation, or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine, together with interest at the rate of 10% per annum of such higher rate as was actually paid or would have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, shall be considered Operating Costs. Operating Costs shall not include, either, interest or amortization paid in connection with any loan or loans secured by the real property of which the Premises are a part; provided, however, that if Landlord's interest costs exceed 15% per annum, such excess shall be considered Operating Costs.

                      (3) The term "Taxes" shall mean all real property taxes, and personal property taxes, charges and assessments which are levied, assessed upon or imposed by any governmental authority or political subdivision thereof during any calendar year of the term thereof with respect to the Building and the land of which the Building is located and any improvements, fixtures, and equipment and all other property of Landlord, real or personal, and used in connection with the operation of the Building, parking facilities and adjacent landscaped areas (computed as if paid in permitted installments regardless of whether actually so paid) and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes (including, without limitation, any municipal income tax), and any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Premises, or other parts of the Building, but shall not include any federal or state income tax, or any franchise, capital stock, estate or inheritance taxes. All assessments, taxes, fees, levies and charges imposed by governmental agencies for services such as child care facilities, promotion of the arts, transportation, fire protection, street, sidewalk and road maintenance, refuse removal and other public services generally provided without charge to owners or occupants prior to the adoption of Proposition 13 by the voters of the State of California in the June, 1978, election, also shall be deemed included within the definition of "Taxes" for the purpose of this Lease.

                      (4) The Term "Estimated Operating Costs" shall mean the annual estimates of Tenant's Proportionate Share of Operating Costs for each calendar year, after the first calendar year, to be given by Landlord to Tenant pursuant to the terms hereof.

                      (5) The term "Estimated Taxes" shall mean the annual estimates of Tenant's Proportionate Share of Landlord's Taxes for each calendar year, after the first calendar year, to be given by landlord to Tenant pursuant to the terms hereof.

                      (6) The term "First Calendar year" shall mean the calendar year in which the Commencement Date occurs.

                      (7) The term "Tenant's Proportionate Share" shall mean the proportion of the Rentable Area of the Premises to the Rentable Area of the Building, which for this Lease is agreed by Landlord and Tenant to be the percentage set forth in Paragraph (d) of Article 1 hereof.

                  (b) Payment of Operating Costs and Taxes in Excess of
                      Landlord's Base Cost.

                      Tenant shall pay to Landlord, as additional rent, the following amounts in the manner specified:

                      (1) For each calendar year following the first calendar year, Landlord shall furnish to Tenant prior to January 1, a written statement showing in reasonable detail the Estimated Operating Costs and the Estimated Taxes for the next forthcoming calendar year. At the first monthly rent payment date for the next calendar year following Tenant's receipt of such statement (the "then current calendar year") and at each of the other monthly rent payment dates for such then current calendar year, Tenant shall pay to Landlord as additional rent, one-twelfth (1/12th) of the amount equal to the difference between the sum of the Estimated Operating Costs and Estimated Taxes for the then current calendar year, and Landlord's Base costs; provided, however, that in no event shall Tenant receive a credit for any total amount calculated hereunder to be less than Landlord's Base Costs. In the event of the inability of Landlord for any reason to furnish said statement prior to January 1, as described above, Tenant shall pay, at the monthly rent payment date next following Tenant's receipt of said statement, any additional rental which shall have accrued.

                      (2) On or before March 15, (or as soon thereafter as possible) in each calendar year commencing with the second calendar year after the calendar year in which the Commencement Date occurred, Landlord shall furnish to Tenant a written statement showing in reasonable detail the Operating Costs and Taxes for the preceding calendar year. At the monthly rent payment date next following Tenant's receipt of such statement, Tenant shall pay to Landlord as additional rent, in the event of an increase, or Landlord shall pay to Tenant, in the event of a decrease, an amount equal to the excess of Tenant's Proportionate Share of the sum of the Operating Costs and Taxes for the preceding calendar year, over Tenant's Proportionate Share of the sum of the Estimated Operating Costs and Estimated Taxes previously given for such year; provided, however, that in no event shall Tenant receive a credit as provided herein for any total amount calculated hereunder to be less than Landlord's Base Costs.

                  (c) Payments of Additional Rent.

                      (1) Notwithstanding any other provision of this Article to the contrary, it is agreed that in the event that the Building is less than ninety percent (90%) occupied during any calendar year, *an adjustment shall be made in the computation of all additional rent hereunder to reflect at least an ninety percent (90%) occupancy of the total Rentable Area of the Building. The Operating Costs and Taxes for such year shall be deemed to be the amount of Operating Costs and Taxes which, in the opinion of Landlord's certified public accountant, would have been incurred if ninety percent (90%) of the Rentable Area of the Building had been leased.

                      (2) The determination of Tenant's Proportionate Share of a cost hereunder shall be made by Landlord. A statement of such determination shall be made available to Tenant upon demand. Landlord's estimates shall be based upon Landlord's experience with actual costs and reasonable projections.

                      (3) The Rentable Area of the Premises shall be subject to verification by Landlord's project architect, whose reasonable determination shall be conclusive and binding on the parties. In the event that Landlord's project architect shall determine that the Rentable Area is more or less than the Rentable Area set forth in Paragraph (a) of Article 1 hereof, then the Base Rent shall be adjusted to the product which is the result of multiplying the Base Rent by a fraction, the numerator of which is the verified Rentable Area of the Premises, and the denominator of which is the approximate Rentable Area set forth in Paragraph (a) of Article 1 hereof. Such adjustment shall be confirmed in writing by the parties promptly upon such verification, and thereupon such written confirmation shall be attached hereto and the Base Rent set forth in Paragraph (c) of Article 1 hereof adjusted, accordingly.

         7. CONSTRUCTION AND ACCEPTANCE OF PREMISES. The Premises have been constructed by Landlord. Absent written notice from Tenant to Landlord within fifteen (15) days after occupancy execution of this Lease, there shall be a conclusive presumption that the Premises are in good and tenantable condition.**

         8. HOLDING OVER. Should Tenant, with or without Landlord's written consent, hold over after the termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable by thirty (30) days' notice given at any time, upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly rent equal to 125% of the current rent at the time of termination of the lease. There shall be no adjustment in the Base Costs from

** Tenant shall have 30 days to submit punchlist items to Landlord, after which Landlord shall use due diligence to complete punchlist items in a timely manner.


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

which Operating Costs are calculated during any holding over period. The foregoing provisions of this Article are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

         9. USE OF PREMISES. *including telephone computer center

                  (a) The Premises shall be used and occupied by Tenant for general office purposes* unless the premises are located on the first floor of the building in which event they may be used for retail sales or in connection with the business or profession described in Paragraph (f) of Article 1 hereof, and for no other purpose without the prior written consent of Landlord. The granting or withholding of such consent shall be at the sole discretion of Landlord.

                  (b) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the premises except as provided in this Lease.

                  (c) Any use of the Premises in violation of the Rules and Regulations hereinafter described in Article 33(h) is expressly prohibited.

                  (d) The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant.

         10. TAXES ON TENANT'S PROPERTY.

                  (a) Tenant shall be liable for and shall pay before delinquency taxes, assessments, license fees, and other similar charges levied against any personal property or trade fixtures placed by Tenant or at Tenant's direction in or about the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of Landlord's Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to tenant, pays such taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validty thereof, but only under property protest if required by Tenant, Tenant shall, within ten (10) days of written demand, reimburse Landlord for the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event, Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

                  (b) If the "Tenant Improvements" in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord's "Tenant Standard Improvements" in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord or the Building by reason of such excess assessed valuation shall be governed by the provisions of Paragraph (a) above. If the record of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than Landlord's Tenant Standard Improvements, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual costs of construction shall be used.

         11. ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations and requirements of the Insurance Service Office, and of any similar body. Before commencing any work, Tenant shall give Landlord at least twenty-one (21) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises., All alterations, decorations, additions or improvements upon the Premises, made by Tenant, including without limitation wall coverings, draperies, floor coverings, built-in cabinet work, paneling and the like (but excluding Tenant's trade fixtures, if any, equipment and furnishings) shall become the property of Landlord upon expiration or sooner termination of this Lease, and shall remain upon and be surrendered with the Premises as part thereof, except that Landlord may, by written notice to Tenant, given at lest thirty (30) days prior to the end of the term, require Tenant to remove all partitions, counters, railings and the like installed by or pursuant to the direction and instruction of Tenant, and Tenant shall repair the Premises

** Any items of alteration submitted by Tenant and approved by Landlord that require removal from premises upon expiration of lease shall be identified by Landlord at time of initial approval by Landlord.


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At Tenant's cost or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

         12. MAINTENANCE AND REPAIRS.

                  (a) Tenant shall at Tenant's sole cost and expense keep the Premises in good condition and repair; damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. All damage or injury to the Premises or the Building in which the same are located, caused by the act or negligence of Tenant, its employees, agents or visitors, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord. Landlord may make any repairs which are not promptly made by Tenant and charge Tenant for the cost thereof. Tenant shall upon the expiration of sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when construction of Tenant Improvements was completed, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Landlord shall have no obligation to shampoo or replace the carpeting or draperies of the Premises during the term or any extension thereof. Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, and the parties hereto affirm that that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

                  (b) Anything contained in the foregoing Paragraph (a) to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, and electrical systems installed or furnished by Landlord. If such maintenance and repairs are caused in part or whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or visitors, Tenant shall pay to Landlord upon demand the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 19 hereof, there shall e no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the building or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under Subsection 1 of
Section 1932, Sections 1941 and 1942 of the California Civil Code, or any other such law, statute, or ordinance now or hereafter in effect.

         13. LIENS. Tenant shall keep the Premises, the Building, and the property upon which the Building is situated, free from any liens arising out of the work performed, materials


* Landlord agrees that during Landlord's normal hours of operation, the HVAC system serving the premises shall keep the temperature in the premises at not more than 76 degrees Fahrenheit and no less than 68 degrees Fahrenheit, unless such temperature levels are not maintained because of heat generating equipment of Tenant (other than customary office equipment), improper design of the space configuration or HVAC equipment, obstruction by tenant's furniture or equipment, failure by tenant to use building standard window coverings to reduce solar load, or because of outside temperatures in excess of 95 degrees Fahrenheit or lower than 10 degrees Fahrenheit.

furnished, or obligations incurred by Tenant. Tenant further covenants and agrees that should any mechanic's lien be filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, said lien will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant.

         14. BUILDING SERVICES. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises, at its expense, during standard business hours, Monday through Friday, (generally recognized holidays excepted), and subject to the Rules and Regulations described in Exhibit "B" hereof, air conditioning and heat, elevator service, electric current for normal lighting and fractional horsepower office mahcines and, on the same floor as the Premises, water for lavatory and drinking purposes, all in such reasonable quantities, in the judgment of Landlord, as are necessary for the comfortable occupancy of the Premises. Janitorial and maintenance services will be furnished ***five (5) days per week. Janitorial services shall include only ordinary dusting and cleaning and shall not include shampooing of carpets or rugs, cleaning of draperies or furniture, or other unusual services. Landlord may impose a reasonable additional charge for the usage of any additional or unusual janitorial services required because of any unusual Tenant Improvements in the Premises, the carelessness of Tenant, the unusual nature of Tenant's business and the removal of any refuse and rubbish from the Premises other than discarded material placed in waste paper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator and plumbing system. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by riot, strike, labor disputes of any character, breakdowns, necessary repairs, breakage, accidents, the unavailability of natural or other energy resources, or other cause beyond Landlord's reasonable control. **Without the prior written consent of Landlord, Tenant shall not use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which may increase the amount of the electricity, air conditioning, heat or water which would otherwise be furnished or supplied under this Article 14 for the intended use of the Premises; and Tenant will not connect with electric current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or device which uses electric current or water. Except as specifically provided in this Article 14, and in addition to rent and other charges required to be paid by Tenant under this Lease, Tenant agrees to pay for all utilities and other services utilized by Tenant and for all overtime or additional building services furnished to Tenant not uniformly furnished to all

** Except for those specified in tenant's initial design and buildout and pursuant to tenant's existing equipment.

***Janitorial service provided to Tenant's premises shall be performed Monday through Friday between the hours of 9 p.m. and 12 p.m., with tenant being provided with extra bathroom supplies and trash compactor access for weekend operation.

tenants of the Building. The costs of all building services furnished by Landlord shall be deemed to be Operating Costs as defined in Paragraph (a)(2) of
Article 5 hereof.

         15. RIGHTS OF LANDLORD.

                  (a) Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises or examining or inspecting the same, showing the same to prospective tenants, lenders or purchasers of the building, or in the case of an emergency, and to make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable.* If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary by reason of emergency or permitted hereunder, Landlord may enter by means of a master key or pass key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant's property, and any such entry by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

                  (b) In addition to any other rights provided herein, Landlord shall have the following rights, exercisable in a reasonable manner without notice to Tenant and without any obligation to exercise such rights: to change the name or address of the Building or the suite number of the Premises; to grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the uses expressly permitted under this Lease; to have access to all mail chutes, if any, according to the rules of the United States Postal Service; to require all persons entering or leaving the Building during such yours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise, establishing their right to enter or leave, and at any time to exclude or expel any peddler, solicitor, or beggar from the Premises or the Building; to close the Building daily at such reasonable time as Landlord may determine, subject, however, to Tenant's right to admittance at any time under such reasonable regulations as shall be prescribed from time to time by Landlord; to reasonably approve the weight, size and location of safes, vaults, computers, machinery, book shelves and other heavy equipment and articles in and about the Premises and the Building, and to require all such items to be moved in and out of the Building or the Premises only at such times and in such manner as Landlord shall direct, and in all events at Tenant's sole risk and responsibility; to designate and/or approve, prior to installation, all types of window shades, blinds, drapes, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building; to decorate, alter, repair or improve the Premises,


* with reasonable notice from Landlord

Building and parking facilities, or maintain any service therein, at any time, including the erection of scaffolding, props or other mechanical devices; to shore the foundations, footings and walls of the Building; to do or permit to be done any necessary work in or about the Premises or the Building or the parking facilities or any adjacent or nearby land, street or alley. Any rights so exercised by Landlord shall be without any rebate or abatement of rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises or damage, injury or inconvenience thereof occasioned, provided that the business of Tenant shall be interfered with as little as is reasonably practicable.

                  (c) If during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate, and redecorate the Premises without eliminating or abating any rent or incurring any liability to Tenant.

                  (d) No graphics, log, sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, pained, or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises, or otherwise), without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant. If Tenant desires additional names to be listed on the Building directory, to the extent space is available thereon after consideration of other tenants' desires, Landlord agrees Tenant shall have the right to list such names at Tenant's sole cost and expense.

         16. INDEMNIFICATION AND WAIVER. Tenant hereby agrees to indemnify and hold Landlord harmless against and from any and all claims of damages or injury arising from Tenant's use of he Premises, Building common areas and parking facilities, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant and in the Premises, Building common areas and parking facilities, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault, or omission of the Tenant, or of its agents, employees, visitors, invitees, or licensees, and from and against all costs, attor-neys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to landlord, hereby assumes all risk of damage to Tenant's property or injury to Tenant's employees, agents, visitors, invitees and licensees in or upon the Premises, Building and parking facilities; from any cause whatsoever, and Tenant hereby waives all claims in respect thereof against Landlord except, any claims which are caused by the failure of Landlord to observe any of the terms and conditions of this Lease, (and such failure has persisted for an unreasonable period of time after written notice of such failure) and those which arise from any neglect, fault or omission of the Landlord, or of its agents, or employees. Land-**lord shall not be liable to Tenant for any unauthorized or criminal entry of third parties into the Premises, Building, or parking facilities or for any death or bodily injury to persons or damage to property, or loss of property in and about the Premises, Building, parking facilities and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of the security measures, practices or equipment provided by Landlord. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of the security measures, practices or equipment provided by Landlord as to which Tenant has knowledge. Landlord shall not be liable to Tenant for interference with the light or other incorporeal hereditaments or for any damage therefrom to Tenant or Tenant's property from any cause beyond Landlord's reasonable control. Tenant waives all claims against Landlord for damage to persons or property for any reason unless caused by or due to the active negligence of Landlord, its agents, servants, or employees.

         17. INSURANCE.

                  (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, acceptable to Landlord and Landlord's lender. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. No such policy shall be cancellable except after ten (10) days prior written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and


** except for gross negligence by Landlord, its agents, or employees charge the Tenant the premiums together with a twenty-five percent (25) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

                  (b) At all times during the terms hereof, Tenant shall maintain in effect policies of property damage insurance covering (1) all leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to provisions of Article 11 hereof) and in which Tenant may have an insurable interest, and (2) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100)%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (1) shall be paid to Landlord, and the proceeds under (2) above shall be paid to Tenant.

                  (c) Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage, adequate to protect Landlord against liability for injury to or death of any person, arising in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than a combined single limit of Two Million Dollars ($2,000,000), insuring against any and all liability of the insured with respect to said Premises or arising out of the use or occupancy thereof.

                  (d) Not less than every two and one-half (2-1/2) years during the term of this lease, Tenant and Landlord shall agree in writing on the full replacement cost of the leasehold improvements pursuant to Article 17(b), above. If, in the opinion of the Landlord or Landlord's lender, the amount or type of public liability and property damage insurance coverage, or any other amount or type of insurance at that time is not adequate or not provided for herein, Tenant shall either acquire or increase the insurance coverage as required by either Landlord or Landlord's lender.

         18. WAIVERS OF SUBROGATION. Each of the parties hereby waives any and all rights to recovery against the other or against any other tenant or occupant of the Building, or against the officers, employees, agents, representatives, customers, and business visitors of such other party or of such other tenant or occupant of the Building, for loses or damage to such waiving party or its property or the property of others under its con-trol, arising from any cause insured against under the standard form of property damage insurance policy with all permissible extensions and endorsements covering extended perils or under any other policy of insurance carried by such waiving party in lieu thereof. Such waiver shall be effective only so long as the same is permitted by each party's insurance carrier without payment of any additional premium.

         19. DAMAGE OR DESTRUCTION.

                  (a) In the event the Building in which the Premises are located is damaged by any peril included within the classification Fire and Extended Coverage Insurance:

                      (i) In the event of total destruction of the Building, this Lease shall automatically be terminated as of the date of such casualty.

                      (ii) In the event of partial destruction of the Building, or of total or partial destruction of the Premises, Landlord shall be responsible for repairing or restoring such damage, except in the circumstances hereinafter provided. If the Premises or the Building are damaged and (a) the repair or restoration thereof, in Landlord's opinion, cannot be completed within one-hundred twenty (120) days of commencement of repair or restoration; (b) the repair or restoration is not covered by insurance, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Tenant is obligated or elects to pay for such repair or restoration; or (c) the estimated cost of repair or restoration of the Premises or Building exceeds twenty-five percent (25%) of the full replacement cost of the Premises or of the Building, as the case may be; or (d) Landlord elects to rebuild the Building in a substantially different structural or architectural form than existed before the damage and destruction, Landlord shall have the option to either terminate this Lease or to repair or restore the Premises or the Building. In the event that Landlord elects to terminate this Lease, Landlord shall give notice to Tenant within sixty (60) days after the occurrence of such damage, terminating this Lease as of the date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event such notice is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice, and the rent (abated proportionately in the ratio in which Tenant's use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises) shall be paid up to the date of termination. Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date.

                  (b) Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord, except for items which have theretofore accrued and are then unpaid.

                  (c) In the event Landlord repairs or restores as herein provided, the rental to be paid under this Lease shall be abated proportionately in the ratio which the Tenant's use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises. The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of said Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

                  (d) Notwithstanding any destruction or damage to the Premises or the Building, including the parking facilities and interior and adjacent landscaped areas, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from repairing or restoring said damaged premises for one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, the Landlord and the Tenant shall each have the right to terminate this Lease, effective upon thirty (30) days prior written notice, so long as said damaged Premises shall still have not substantially been repaired or restored.

                  (e) In the event of partial destruction of the Premises or the Building due to any cause other than a peril included within the classification Fire and Extended Coverage Insurance, Landlord may elect to terminate this Lease.

                  (f) It is hereby acknowledged that if Landlord is obligated to, or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Building and said Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

                  (g) Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension thereof; provided, however, that Landlord shall give Tenant notice of such intent within thirty (30) days of the occurrence of such casualty, whereupon this Lease shall terminate effective as of the date of such casualty and Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date.

                  (h) The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California, including any amendments thereto and any other law which may hereinafter be in force during the term of this Lease which authorizes the termination of the Lease upon the partial or complete destruction of the Premises, are hereby waived by Tenant.

         20. EMINENT DOMAIN. If the whole of the Premises shall be taken, or such party thereof shall be taken as shall substantially interfere with Tenant's use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later. If any part of the Building other than the Premises, including parking facilities and interior and adjacent landscaped areas, shall be so taken, sold, transferred or conveyed in lieu thereof, Landlord shall have the right, at its option, to terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant's business or for relocation expenses recoverable against the condemning authority. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall restore the premises substantially to their condition prior to such partial taking and, thereafter, rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of Rentable Area immediately prior to the taking. No temporary taking of a part of the Premises or of the Building, including parking facilities and interior and adjacent landscaped areas, shall give Tenant any right to terminate this Lease or to any abatement of rent hereunder.

         21. DEFAULT.

                  (a) Any of the following events shall constitute a default under this Lease by Tenant:

                      (1) Failure by tenant to make any payment of rent or other payment required by this Lease when the same is due, and the continuance of such failure for a period of ten (10) days after written notice thereof from Landlord to Tenant;

                      (2) The vacating (except as may be necessary to facilitate the reoccupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms hereof) or abandoning (which is deemed to include absence from the Premises for more than ten (10) days while in default of any provision of this Lease) of the Premises by Tenant;

                      (3) Any attempted conveyance, assignment, mortgage or subletting of this Lease or of bankruptcy (unless, in the case of a petition filled against Tenant, the same is dismissed within sixty (60) days); the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease unless possession is restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days;

                      (4) The failure by Tenant to observe or perform any covenant, condition, or provision in this Lease not already specifically mentioned in this Article 2(a), where such failure continues for thirty (30) days after written notice from Landlord notifying Tenant of such failure; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

                  (b) In the event of any default by Tenant, Landlord may promptly or at any time thereafter, upon notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach;

                      (1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                          (i) The worth at the time of award of the unpaid rent
which had been earned at the time of termination;

                          (ii) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                          (iii) The worth at the time of award of the amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss the Tenant proves can reasonably be avoided; and

                          (iv) Any other amount necessary to compensate Landlord
for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting (including advertising), brokerage commissions and fees, costs of putting the Premises in good order, condition and repair, including necessary renovation and alteration of the Premises, reasonable attorney's fees, court costs, all costs for maintaining the Premises, all costs incurred in the appointment of and performance by a receiver to protect the Premises or Landlord's interest under the Lease, and any other reasonable cost.

                          The "worth at the time of award" of the amounts
referred to in subsections (I) and (ii) above shall be computed by allowing interest at the rate of 12% per annum. The "worth at the time of award" of the amount referred to in subsection (iii) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                      (2) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

                  (c) Even though Tenant has breached this Lease and vacated or abandoned the Premises, at Landlord's option this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies hereunder, including the right to recover rent as it comes due under this Lease, and in such event Landlord will permit Tenant to sublet the Premises or to assign his interest in the Lease, or both, with the consent of Landlord, which consent will not unreasonably be withheld provided the proposed assigneee or sublessee is reasonably satisfactory to Landlord as to credit and will occupy the Premises for the same purposes specified herein, and such tenancy is not inconsistent with Landlord's commitments to other tenants in the Building. For purpose of this subparagraph (c) the following shall not constitute a termination of Tenant's right to possession: (1) acts of maintenance or preservation or efforts to relet the Premises; or (2) the appointment of a receiver under the initiative of Landlord to protect Landlord's interest under this Lease.

                  (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other charges due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other charge due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, at Landlord's election and upon Landlord's demand, Tenant shall pay to Landlord a late charge equal to 15% of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late rental payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder.

         22. ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall not assign or transfer this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the invitees, agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, without in each case first obtaining the written consent of Landlord, in accordance with subparagraph
(b) below. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord. Tenant shall not pledge, hypothecate or encumber this Lease, or any interest therein, without in each case first obtaining the written consent of Landlord, which consent shall not unreasonably be withheld. Any such assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation of, or the use of the Premises by any other person without such consent, shall be void. Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person which may be given by Landlord shall not constitute a waiver by Landlord of, the provisions of this Article 22 or a release of Tenant from the full performance by it of the covenants herein contained.

                  (b) If Tenant desires at any time to assign this Lease or sublet all or any portion of the Premises, Tenant shall first notify Landlord at least sixty (60) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed sub-tenant or assignee, (2) the nature of the proposed sub-tenant's or assignee's business to be carried on in the Premises, (3) the terms and conditions of the proposed sublease or assignment and (4) financial statements for the two most recent completed fiscal years of the proposed sub-tenant or assignees, and a bank reference. Thereafter, Tenant shall furnish such supplemental information as Landlord may reasonably request concerning the proposed sub-tenant or assignee. At any time within fifteen (15) days after Landlord's receipt of the information specified above, Landlord may by written notice to Tenant elect to
(1) terminate this Lease not less than forty-five (45) nor more than ninety (90) days after the end of said fifteen (15) day period as to the portion (including all) of the Premises so proposed to be assigned or subleased, with a proportionate abatement in rent payable hereunder, (2) consent to the sublease or assignment, or (3) reasonably disapprove of the sublease or assignment, setting forth in writing Landlord's grounds for doing so. Such grounds may include, without limitation, a material increase in the impact upon the common areas of the Building or the parking facilities, a material increase in the demands upon utilities and services supplied by Landlord, a possible material adverse effect upon the reputation of the Building from the nature of the business to be conducted, or a reputation for financial reliability on the part of the proposed sub-tenant or assignee which is unsatisfactory in the reasonable judgment of Landlord. If Landlord consents to the sublease or assignment within the fifteen (15) day period, Tenant may thereafter enter into such assignment or sublease of the Premises, or a portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Tenant to Landlord.

                  (c) Each permitted assignee, transferee or sublessee, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. No permitted assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

                  (d) If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

                  (e) If Tenant is a corporation, unless Tenant is a public corporation, viz., whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution, merger, consolidation, or other reorganization of Tenant or sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

                  (f) (1) In the event this Lease is assigned to any person or entity pursuant to provisions of the Bankruptcy Code, 11 USC Section 101, et seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

                      (2) If Tenant pursuant to this Lease, proposes to assign the same pursuant to the provisions of the Bankruptcy Code, to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of the proposed assignment setting forth (I) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the assurances referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to the Landlord by the Tenant no later than 20 days after receipt of such offer by the Tenant, but in any event no later than 10 days prior to such offer by the Tenant, but in any event no later than 10 days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid such person for the assignment of this Lease.

                      (3) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                      (4) The following factors may be considered by the Landlord as necessary in order to determine whether or not the proposed assignee has furnished Landlord with adequate assurances of its ability to perform the obligations of this Lease:

                          1. The adequacy of security deposit.

                         2. Net worth and other financial elements of the
proposed assignee.

                  (5) In the event Landlord rejects the proposed assignee, the rights and obligations of the parties hereto shall continue to be governed by the terms of this Lease, and Tenant shall have all the rights of a Tenant under applicable California law.

         23. SUBORDINATION. This Lease is subject and subordinate to all ground or underlying leases, mortgages, and deeds of trust which now affect the Premises, the Building and the real property of which it is a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof. If the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees promptly to execute, acknowledge, and deliver any and all documents or instruments which Landlord or such lessor, holder, or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Landlord to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Building and the real property of which it is a part, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge, and deliver any and all documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates; provided, however, that the foregoing provisions with respect to such election of subordination by Landlord shall not be effective unless the owner or holder of any such mortgage, deed of trust, or the lessor under any such leasehold estate shall execute with Tenant a non-disturbance and attornment agreement under which such owner, holder, or lessor shall agree to accept the Tenant upon the terms and conditions contained in this Lease for the then unexpired term hereof, in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant agrees to pay rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant.

         24. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, the security deposit, if any, and other charges, if any, are paid in advance, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and not events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events, or conditions, if any are claimed. It is expressly understood and agreed that any prospective purchaser or encumbrancer of all or any portion of the building or of the real property of which it is a part shall be entitled to rely upon any such statement. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a breach or default under this Lease. If such option is not so exercised by Landlord, Tenant's failure shall be conclusive upon Tenant that (i) this lease is in full force and effect without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; and (iii) that not more than two (2) months' rental has been paid in advance. If Tenant fails to deliver the certificate within ten (10) days, Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party.

                  25. INTEREST ON PAST DUE OBLIGATION. Except as otherwise expressly provided in this Lease, any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the highest rate then allowed under the usury laws of the State of California from the date due until the date paid.

                  26. SALE OR TRANSFER BY LANDLORD. In the event of any transfer or transfers of Landlord's interest in the Premises, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer; provided, however, that any funds in the hands of Landlord in which Tenant has an interest, at the time of such transfer, shall be turned over to the transferee and upon such transfer, Landlord shall be discharged from any further liability with reference to such funds. The covenants and obligations of Landlord contained in this Lease shall be binding upon Landlord, its successors and assigns only during their respective periods of ownership. Tenant agrees to look solely to Landlord's interest in the Building and the real property of which it is a part (or the proceeds thereof) for the satisfaction of any remedy of Tenant, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use of occupancy of this Premises.

         27. LANDLORD'S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Tenant under any of the terms of the Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for twenty
(20) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving any rights of Landlord or releasing Tenant from any obligations of tenant hereunder, make such payment or perform such other act at Tenant's cost. All sums so paid by Landlord and all such necessary incidental costs together with interest thereon from the date of such payment by Landlord in connection with the performance of any such act by Landlord shall be considered rent hereunder. Except as otherwise in this Lease expressly provided, such rent shall be payable to Landlord on demand, or at the option of Landlord, in such installments as Landlord may elect and may be added to any other rent then due or thereafter becoming due under this Lease, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any other rent due hereunder.

         28. WAIVER. No delay or omission in the exercise of any right or remedy of Landlord on the occurrence of any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waiver or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

         29. FORCE MAJEURE. Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such art, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, nothing contained in this Article 29 shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder.

         31. PARKING. Landlord shall make available, for persons regularly employed by Tenant in the Premises, a reasonable number of non-exclusive parking spaces in the parking facilities. Landlord, at all times, shall have sole and exclusive control of all parking facilities and common areas, including without limitation, driveways, entrances and exits, sidewalks and pedestrian passage ways, and pylon signs, and Landlord may at any time exclude any person from the use and occupancy thereof except those persons using the parking facilities in accordance with the written consent of Landlord and in accordance with all regulations established by Landlord from time to time. Tenant agrees that Landlord assumes no responsibility of any kind whatsoever in reference to said automobile parking facilities or the use thereof by Tenant, its employees, agents or invitees, or by anyone else. Landlord may, at its sole discretion, determine whether parking facilities shall be surface, underground, or multi-deck, and where they shall be located. Landlord may, at the outset and from time to time, limit access to the parking facilities by means of attendants and/or other devices, and make other changes in the layout and operation of the parking facilities including, without limiting the generality of the foregoing, changes in locations of entrances, exits and parking spaces, and changes in the direction of traffic flow. No delay or failure by Landlord to enforce its parking rules and regulation or its other rights hereunder, and no waiver by Landlord of any breach thereof, shall be deemed to be a waiver of any succeeding breach or prevent any subsequent or other enforcement thereof by Landlord.

         32. SURRENDER OF PREMISES.

                  (a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

                  (b) Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from such removal.

                  (c) Any property of Tenant not removed by Tenant upon the expiration of the term of this Lease (within forty-eight (48) hours after a termination or re-entry by Landlord pursuant to Article 21 hereof) shall be considered abandoned. Landlord shall give Tenant notice of its right to reclaim abandoned property pursuant to California Civil Code Section 1980 et. seq., and may, thereafter, remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. Tenant hereby grants to Landlord a security interest in said abandoned property, in the event it is not reclaimed within the statutory period. It Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such time and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant, and shall apply the proceeds of such sale: first, to the costs and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the costs for the removal and storing of any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

                  (d) All fixtures, equipment, alterations, additions, fixed partitions and/or appurtenances attached to or built into the Premises prior to or during the term hereof, whether by Landlord at its expense or at the expense of Tenant or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term hereof unless such removal is required by Landlord pursuant to written notice to Tenant given at least thirty (30) days prior to the expiration or sooner termination of the term of this Lease. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: All floor coverings, drapes, paneling, molding, doors, vaults (exclusive of vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

                  (e) Tenant shall, at least three-hundred sixty (360) days before the last day of the term hereof, give to Landlord a written notice of intention to surrender the Premises on or before that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

         33. MISCELLANEOUS.

                  (a) Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

                  (b) In the event of any litigation between Tenant and Landlord, to enforce any provision of this Lease or any right of either party hereto, or to secure a judicial determination of any right or obligation of either party hereto, the unsuccessful party in such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein. Moreover, if either party hereto without fault is made a party to any litigation instituted by or against any other party to this Lease, such other party shall indemnify Landlord or Tenant, as the case may be, against and save it harmless from all costs and expense, including reasonable attorneys' fees, incurred by it in connection therewith.

                  (c) Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease, and the strict performance of each shall be a condition precedent to Tenant's right to remain in possession of the Premises or to have this Lease continue in effect.

                  (d) The article captions contained in this Lease are for convenience and do not in any way limit or amplify any term or provision of this Lease and shall have no effect on its interpretation.

                  (e) The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders. The obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms, or corporations of which Tenant may be composed.

                  (f) This Lease and the exhibits and any rider or addendum attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof; and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successors in interest.

                  (g) The submission of this Lease by Landlord, its agents, or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premise in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereto to Tenant.

                  (h) Tenant shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "B", attached hereto and incorporated by reference herein, and such other Rules and Regulations, modifications or amendments thereto, as Landlord may from time to time reasonably adopt for the safety, care, and cleanliness of the building, including the parking facilities and both interior and adjacent landscaped areas, for the preservation of good order therein. Failure by Tenant to comply, strictly, with the Rules and Regulations, at the option of Landlord, shall constitute a material default by Tenant under this Lease. Landlord shall not be liable to Tenant for violation or non-performance of any such Rules and Regulations or, for that matter, for the breach of any covenant or condition in any lease, by any other tenant or occupant of the Building. Notwithstanding, Landlord agrees to enforce the Rules and Regulations without discrimination among all, Tenants similarly affected. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

                  (i) This Lease shall be interpreted and enforced in accordance with the laws of the State of California, which shall apply in all respect, including statutes of limitation, to any disputes or controversies arising out of or pertaining to this Lease.

                  (j) Upon Tenant's paying the Base Rent, Additional Rent and other sums provided hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quit possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

                  (k) Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

                  (l) Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to tenant or to Landlord oat the address provided in Paragraph (g) of Article 1 hereof. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any other party hereafter designated by notice from Landlord to Tenant.

                  (m) In connection with the Lease, Tenant warrants and represents that it has had dealings only with Landlord's leasing agents, and that there are no other real estate agents and/or brokers involved in this transaction. Tenant represents that there are no other fees or commissions involved in this transaction other than those which may be owing to Landlord's leasing agents, and Tenant does hereby agree to indemnify and hold Landlord harmless from any claims, of any nature whatsoever, for any real estate commissions in connection herewith, or any other claims of any nature whatsoever that may be raised by any real estate agents or brokers who may be claiming a commission as a result of services rendered to Tenant in connection with this Lease.

          LANDLORD                                     TENANT

SIERRA PACIFIC PROPERTIES, INC.           Bay Area Seating Service, Inc.
A California Corporation


By                                        By /s/ Douglas Levinson
   -----------------------------             -----------------------------------
     Thomas A. Seeno                         Douglas Levinson VP/GM 12/18/89


By   /s/ Albert D. Seeno, Jr.             By
   -----------------------------             -----------------------------------
     Albert D. Seeno, Jr.

                                 LEASE ADDENDUM

This Lease Addendum refers to that Office Building Leased dated November 29, 1989, by and between Sierra Pacific Properties, Inc., a California Corporation ("Landlord") and Bay Area Seating Service, Inc., Tenant, of said premises at Concord Gateway, 1855 Gateway Blvd., Suite 600, Concord, California, 94520.

1.       BASE MONTHLY RENT
         $1.05 per rentable square foot per month, fully serviced ($17,358.00 per month, $208,303.20 per year). Beginning the first day of the 61st month of the lease term, Base Monthly Rent shall increase to $1.50 per rentable square foot per month, fully serviced ($24,798.00 per month, $297,576.00 per year). The 61st month of the lease term shall be rent free, less any buildout overage amount deducted including 12% per annum interest for 60 months.


2.       OPERATING EXPENSES
         Tenant's proportionate share is hereby mutually agreed to be 0.05492. Tenant shall pay to Landlord, as additional rent, the amount by which Tenant's share of Operating Expenses exceeds the Base Year Operating Expenses per rentable square foot as defined and further described in
         Article 5, "Additional Rent," and the attached Addendum to Lease.

         Tenant shall not be responsible for any operating expense pass-through increase for real property tax increases due to sale of subject property during the initial lease term.

3.       TENANT IMPROVEMENTS
         Premises shall be improved as per final mutually approved space plan, dated December 12, 1989, with building standard materials used except where noted on plan. Landlord's maximum contribution toward plan shall not exceed $27.00 per rentable square foot ($446,364.00). Any overages above this amount will be amortized by Landlord over Lease Term at 12% per annum, and payable in addition to base monthly rent upon commencement of lease. If Tenant improvements are less than $446,364, tenant shall be credited with difference.

4.       OPTION TO EXTEND TERM
         Tenant shall be given one (1) five (5) year option to extend lease term at 95% of then current market rent by giving Landlord written notice no later than 180 days prior to Lease expiration. The option base rental rate to be determined for option period shall equal 95% of the then prevailing market rental rate (new minimum monthly rent) which is to be mutually agreed upon by Landlord and Tenant.


                                PAGE 1 OF 3 PAGES

         "Fair Market Value" is defined as comparable space in a comparable building of similar age and class in the Concord area.

         If the parties cannot agree on the minimum monthly rent for the period beyond Tenant's initial lease term (hereafter referred to as period), then within Thirty (30) days after Lessee has exercised its option to extend, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least three (3) years full-time commercial appraisal experience in the area in which the premises are located to appraise and set the minimum monthly rent and any future rental escalation during the option period thereof.

         If the party does not appoint an appraiser within ten (10) days after the other party has given notice of the same, its appraiser shall set the minimum monthly rent for the period. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to set the minimum monthly rent for the period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, then the two appraisers will elect a third appraiser meeting the qualifications stated in this paragraph within ten (100 days after the last day the two appraisers are given to set the minimum rent. The third appraiser will then choose one of the minimum monthly rent figures proposed by the two former appraisers which, in the third appraiser's opinion, most closely approximates fair market value in respect to new minimum monthly rent and any future rental escalations during the option period.

         If the new rent has not been determined by the time the lease expires, the holdover rate recited in Paragraph 8 of the lease will apply until the new rate is established pursuant to the above. In all other respects, the balance of the lease terminology will remain the same as the initial lease.

5.       FIRST RIGHT OF REFUSAL TO EXPAND PREMISES:
         Landlord hereby grants to Tenant an ongoing Right of First Refusal on contiguous space up to 3,000 rentable square feet as delineated in "Exhibit A" for the purpose of expanding Tenant's Premises with Tenant improvements consistent with those prevailing at the time of expansion. Tenant will have ten (10) calendar days response time in order to notify Landlord in writing of Tenant's intent to lease additional area affective from date Landlord notifies Tenant by telephone to be later confirmed in writing of another Tenant's interest in leasing Tenant's expansion area.


                                PAGE 2 OF 3 PAGES

6.       AFTER HOURS UTILITY USE:
         The tenant has designated approximately 1,200 square feet of the premises to a 24-hour operation for computer facility. Landlord agrees to provide this area of the Premises with after-hours electrical power, lighting and HVAC which shall be recovered and build at a rate of $2.50 per hour. This rate is based on Tenant's consumption estimated at four
         (4) watts per square foot. This rate is subject to adjustment from time to time based on inflationary factors including, but not limited to, utility rates, union labor rates for building engineers, usage above four (4) watts per square foot, and other maintenance costs directly associated with these services. For purposes of adjustment, the utility portion of the $2.50 per hour is agreed to be 58% and the maintenance 10%. Tenant will be provided with a breakdown or explanation of any adjustments.

7.       PARKING:
         Tenant shall be allowed to park in project garage at a rate of 3.0 unreserved parking stalls per 1,000 square feet rented (50 stalls total) at no cost during initial lease term. Landlord reserves the right to convert the parking garage to valet if usage deems necessary at no direct cost to Tenant. Two (2) of the stalls shall be reserved with location to be approved by both Landlord and Tenant.

8.       MOVING ALLOWANCE:
         Landlord agrees to provide Tenant with a relocation allowance of $4.50 per rentable square foot, payable upon occupancy of premises.

9.       FITNESS CENTER:
         Tenant shall be allowed to use Concord Gateway Two fitness center at no direct charge to Tenant or its employees.

10.      CONFLICT:
         This Addendum is an integral part of the Lease attached, and should there by any conflict between either languages, this Addendum will prevail.

LANDLORD                                    TENANT
--------                                    ------

Sierra Pacific Properties,                  Bay Area Seating Service, Inc.
A California Corporation                    dba BASS Ticketmaster


/s/ Albert D. Seeno        12/29/89         /s/ Thomas A. Seeno        12/18/89
------------------------------------        ------------------------------------
Albert D. Seeno              Date           Thomas A. Seeno              Date


                                PAGE 3 OF 3 PAGES

                                   ADDENDUM A

                                    Suite 600
                             16,532 Rentable sq. ft.
                               1855 Gateway Blvd.
                               Concord, CA 904520

                                    EXHIBIT B

                                   WORK LETTER

                       Initial Improvement of the Premises

         1. Installation of Improvements. Landlord shall furnish and install within the Premises, substantially in accordance with the Approved Space Plan, improvements ("Improvements") required by Tenant which are normally performed by the construction trades. The quantities, character and manner of installation of the Improvements shall be subject to the limitations imposed by any applicable regulations, including those relating to the conservation of energy adopted by any governmental agency. Landlord shall provide architectural, mechanical and electrical engineering services required in connection with the Improvements.

         2. Changes to Approved Improvements.

                  (a) Tenant shall bear the cost of any improvements and related architectural and/or engineering costs called for as result of changes to the Approved Space Plan by Tenant ("Tenant Extra Improvements"). Any modifications requested by Tenant to any part of the Improvements which have already been completed shall constitute part of the Tenant Extra Improvements. All Improvements, tenant additions and substitutions shall become a part of the Building upon installation hereof.

                  (b) Any substitutions for the Improvements desired by tenant shall first be approved by Landlord. Landlord shall have the right to disapprove any substitution or additions that (1) does not conform to all applicable codes;
(2) is not consistent with the general standard of the Building as a first-class office building; (3) is not durable or does not have an acceptable useful life;
(4) does not have an acceptable availability; (5) does not have an acceptable serviceability; (6) increases any item of Operating Expenses of the Building, or
(7) in Landlord's sole judgment, is of a quality inferior to the Typical Improvements in the building.

         3. Approval of Plans

                  (a) Landlord and Tenant shall diligently pursue the preparation of the Preliminary Space Plan. The Final Space Plan shall have the approval of both Landlord and Tenant. In the event Landlord and Tenant cannot agree upon the Final Space Plan within a reasonable time, Landlord shall have the right to terminate this Lease.

                  (b) Tenant shall bear the cost of any changes in the work requested by Tenant after approval of the Final Space Plan.

         4. Preparation of Construction Documents. Construction Documents shall be prepared by the Landlord's Architect and approved by Tenant based on the Tenant's Signed and Approved Final Space Plan. Preparation of Construction Documents for Final Pricing shall commence upon Architect's Receipt of aforementioned Signed and Approved Final Space Plan.

            Construction Documents shall be issued for Final Pricing and for Tenant's signed Approval within (10) working days of Receipt of Tenant's Signed Approved Final Space Plan.

         5. Completion of Improvements and Rental Commencement Date. Landlord shall work diligently to make the Premises Ready for Occupancy by the Scheduled Term Commencement Date. The quantities, character and manner of the Improvements Installation shall be subject to the Limitations imposed by any applicable regulations, laws, ordinances, codes and rules. The Premises shall be deemed ready for occupancy ("Ready for Occupancy") when the Improvements have been substantially completed in accordance with the Construction Documents as evidenced by the issue of a Notice of Substantial Completion prepared by the Landlord's Architect. Landlord shall prepare and deliver to Tenant a written statement certifying (a) that the Improvements have been substantially completed in accordance with the Construction Documents and any properly authorized changes or amendments thereof, and (b) the date of such completion. Landlord shall diligently complete, as soon as reasonably possible, any items of work and adjustment not completed when the Improvements are Ready for Occupancy. If Landlord shall be delayed, however, in making the Premises Ready for Occupancy as a result of:

            (a) Tenant's failure to approve the Construction Documents and Cost Estimate, or;

            (b) Tenant's changes to the Construction Documents after approval, or;

            (c) Tenant's request for materials, finishes or installations other than the Improvements as set forth in Section 2;

then the commencement of the Term shall be accelerated by the number of days of such delay. If any portion of the Premises has been sublet by Tenant for initial occupancy by a subtenant, subject to the provisions of the foregoing sentence, Tenant's obligation to pay rental shall commence with respect to the entire Premises upon Landlord's making the portion of the Premises to be occupied by Tenant or the portion of the Premises to be occupied by the subtenant Ready for Occupancy, whichever shall first occur.

         6. Payment of Tenant's Costs. Tenant shall pay to Landlord all amounts payable by Tenant pursuant to the Exhibit B within ten days (10) thirty (30 days after billing thereof by Landlord. Bills may be rendered during the progress of the work so as to enable Landlord to pay its general contractor, architect and/or engineer without advancing Landlord funds for the Tenant Extra Improvements.

         7. Other Work By Tenant. All work outside the scope of work normally constructed by the construction trades employed on the project, such as furniture, telephone equipment, wiring and office equipment work shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and conduct its work in such a manner so as to maintain harmonious labor relations and so as not to unreasonably interfere with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors and labor, if other than Landlord's contractor, shall be acceptable to and approved by ;l and shall be subject to the administrative supervision of Landlord's contractor and shall be subject to the rules of the site. All contractors and subcontractors engaged by Tenant shall employ workers and means to ensure, to the fullest extent possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use; provided, however, that if such entry is prior to the commencement of the Term, such entry shall be subject to all of the terms and conditions of the Lease except the payment of Base Rent and, provided further, that Tenant shall not interfere with the work of Landlord or Landlord's contractor in any way which delays Landlord's making the Premises Ready for Occupancy.

                                    EXHIBIT C


                                 CONCORD GATEWAY
                      RULES AND REGULATIONS OF THE PREMISES


1. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Building, its entrances, corridors, elevators, parking facilities, and grounds referred herein as the Premises.

2. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant's employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time.

3. Landlord reserves the right to exclude or expel from the Premises any person who, in the judgment or Landlord, is intoxicated or under the influence of liquor or drugs, or who shall, in any manner, do any act in violation of any of the Rules and Regulations of the Premises or in violation of any law, order, ordinance, or governmental regulation.

4. Canvassing, soliciting, or peddling in the Premises is prohibited and each tenant shall cooperate to prevent the same.

5. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

                                 CONCORD GATEWAY
                      RULES AND REGULATIONS OF THE PREMISES

23. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

24. No tenant shall, at any time, occupy any part of the Premises as sleeping or lodging quarters.

25. No tenant shall obtain or accept for use in the Demised Premises, janitorial services, ice, coffee service, catering, drinking water, barbering, or bootblacking from any person not authorized by Landlord in writing to furnish such services.

26. Tenant shall not advertise the business, profession, or activities of Tenant in any manner, which violates the letter of spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Premises for any purpose other than that of the business address of Tenant.

27. Landlord reserves the right to rescind any of these rules and make such other and further reasonable, non-discriminatory rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Premises, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

28. Tenant shall exercise control over its employees, agents, and invitees to that they do not litter the Premises and shall be responsible for any additional expense, which Landlord incurs to remedy any littering by such persons.

                                    EXHIBIT D

                           MEMORANDUM CONFIRMING TERM


This Memorandum is made on March 17, 1992 between Sierra Pacific Properties, Inc. ("Landlord"), whose address is 4300 Railroad Avenue, Pittsburg, CA 94565, and BASS TICKETMASTER, A CALIFORNIA CORPORATION, ("TENANT"), whose address is 1855 Gateway Boulevard, Suite #630, Concord, California 94520, who entered into a lease dated December 29, 1989, (the "Lease"), and Addendum #3 dated December 18, 1991, covering certain premises located at 1855 Gateway Boulevard, Suite #600, Concord, California 94520 (the "Premises"), as more particularly described in the Lease.

1. The parties to this memorandum hereby agree to confirm the establishment of the Commencement and Expiration Dates of the Term, and the Rental Commencement Date as follows:

         a) The date of March 13, 1992, is the "Commencement Date" of the Term referred to in the Lease;

         b) the date of March 2, 2000, is the "Expiration Date" of the Term referred to in the Lease; and

         c) the date of March 13, 1992, is the "Rental Commencement Date" referred to in the Lease.

2.       Tenant hereby confirms the following:

         a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

         b) that the Landlord's work (as defined in Exhibit B) has been substantially completed;

         c) that Landlord has fulfilled all of its duties of an inducement nature;

         d) that the Lease has not been modified, altered or amended, except for the dates stated in 1. a, b, & c above.

         e) that there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease;

         f) that Tenant has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease; and

         g)       that the Lease is in full force and effect.

3. This Memorandum and each and all of the provisions hereof shall inure to the benefit of, or bind, as the case may require the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

                 LANDLORD                                      TENANT

SIERRA PACIFIC PROPERTIES, INC.                BASS TicketMaster
A California Corporation                       a California Corporation


By /s/ Thomas A. Seeno            3-27-92      By /s/                   3/17/92
  ---------------------------------------        ------------------------------
   Michael J. Welton, President     Date                                 Date


By                                             By
  ---------------------------------------        ------------------------------
   Albert D. Seeno, Jr.             Date                                 Date

                            SECOND ADDENDUM TO LEASE
                                       A-1


THIS SECOND ADDENDUM TO OFFICE BUILDING LEASE dated October 25, 1990, is hereby made a part of that certain leased dated December 29, 1989 herewith between Sierra Pacific Properties, Inc., a California Corporation ("Landlord"), and Bay Area Seating Service, Inc., ("Tenant). This document is hereinafter referred to as the "Addendum A-1" and the Office Building Lease of which it forms a part is hereinafter referred to as the "Lease". Landlord and Tenant agrees as follows:

         STANDBY GENERATOR
         -----------------

         At Tenant's request, Landlord shall cause to be installed, with Tenant's approval of plans and specifications, a standby electrical generator ("Bass generator") for exclusive use by Tenant during power outages. Tenant and Landlord shall review and approve in writing in advance the plans, specifications, costs and expenses for the Bass generator prior to installation. Upon request, Tenant shall reimburse Landlord for all expenditures made by Landlord toward the Bass generator installation. At the termination of the lease the Bass generator and all associated equipment shall remain the property of the Landlord. When the Bass generator becomes operational, Tenant shall contract directly for the testing and maintenance of the generator, using contractors approved by Landlord. It is agreed that Landlord will provide fuel to the Bass generator's day tank on the roof from the buildings main fuel tank as required except when Landlord, in his sole judgment, deems it necessary to restrict such fuel due to the requirements of the building's emergency generator, which shall have priority at all times. Landlord agrees, however, to use its best efforts and to act in a diligent manner to provide fuel to the Bass generator as required. Tenant shall reimburse Landlord for the cost of providing fuel for the Bass generator monthly upon receipt of Landlord's statement. Tenant further agrees that Landlord shall not be held liable for the design, installation, operation of nor any maintenance to the Bass generator, nor for any consequential damages including, but not limited to, property damage, personal liability, loss of life, business or income loss in the event that the generator fails to perform its intended function for any cause whatsoever.

         INDEMNIFICATION
         ---------------

         Landlord has also agreed to serve a part of Tenant's emergency lighting HVAC, and power needs from the Building's existing emergency standby generator. In consideration for Landlord's accommodation to the Tenant as above set forth, Tenant hereby agrees that Landlord shall not be liable to Tenant its subtenants, assignees, agents, invites, employees and/or contractors for any damage or injury or loss of any kind or nature that may be sustained by Tenant, its subtenants, assignees, agents, invites, employees and/or contractors, direct or consequential, in the event said generator fails from any cause whatsoever. Tenant hereby waives any claims for losses or damages from the generator failure.

         RENT FOR ROOF SPACE
         -------------------

         Beginning the first day of the 61st month of the lease term, Tenant shall begin paying rent for the roof space in the amount of $525.00 per month ($6,300.00 per year) for the remainder of the lease term. This additional roof space herein added to this lease shall be subject to all terms and conditions of the Lease.

         PREMISES
         --------

         Tenant leases from Landlord and Landlord leases to Tenant an additional seventy five (75) rentable square feet on the 6th floor adjacent to Tenant's existing premises as a generator transformer room and as shown on the attached Exhibit "A-1".

         Effective upon the substantial completion of the generator installation, but in no event later than January 1, 1991, PARAGRAPH 1
         (A) OF THE FUNDAMENTAL LEASE PROVISIONS IS hereby changed to read:

         (a) Premises: Suite NO. 600 on the 6th floor constituting a Rental Area consisting of 16, 607 square feet.

         (c)*     Base Rent:  $17,437.00 per month. *(See Addendum)

         (d) Tenant's Proportionate Share of total Rentable Area in Building .05517.

Except as amended above, the Lease dated December 29, 1989 shall remain in full force and effect during its term.



LANDLORD                                  TENANT

SIERRA PACIFIC PROPERTIES, INC.           Bay Area Seating Service, Inc.
A California Corporation                  dba BASS Ticketmaster

By                                        By /s/
  ---------------------------------         ------------------------------------
     Thomas A. Seeno

     or

By /s/
  ---------------------------------
   Albert D. Seeno, Jr.

                                LEASE ADDENDUM #2


THIS SECOND ADDENDUM TO LEASE is entered into on June 4, 1991, between SIERRA PACIFIC PROPERTIES, INC., A CALIFORNIA CORPORATION (hereinafter referred to as "Landlord") and BAY AREA SEATING SERVICE, INC., A CALIFORNIA CORPORATION, DOING BUSINESS AS BASS TICKETS FOUNDATION, A PRIVATE, NON-PROFIT ORGANIZATION (hereinafter referred to as "Tenant"). The parties have heretofore entered into an office building lease dated December 29, 1989, covering premises known as Suite 600 in that certain office building known as Concord Gateway, in the City of Concord, County of Contra Costa, State of California, owned by Landlord and which has a street address of 1855 Gateway Boulevard, Concord, California.

1.       PREMISES:

         Landlord leases to Tenant and Tenant leases from Landlord an additional 339 rentable square feet (herein "Expansion Space") located on the third (3rd) floor in Suite 342 as shown on the floor plan attached hereto as Exhibit "A1".

2.       TERM AND OCCUPANCY:

         This additional term shall commence upon occupancy by Tenant and shall expire on March 2, 2000. Tenant shall occupy the Expansion Space when
         (a) an appropriate certificate of occupancy is issued which permits lawful occupancy; and (b) construction and installation of Tenant's improvements is sufficiently complete so that Tenant may occupy the Expansion Space for the conduct of its business. Tenant shall provide necessary space planning information to Landlord in a timely manner and approve completed working drawings requested by the Landlord's architect within five (5) business days of receipt of said working drawings.

3.       RENT:

         The rent for the Expansion space shall be One Dollar and Thirty Five Cents ($1.35) per rentable square foot per month, or Four Hundred Fifty-Seven and Sixty-Five Cents ($457.65) per month commencing on occupancy of the Expansion Space as described in paragraph 2.

4.       TENANT IMPROVEMENTS:

         Landlord agrees to provide Tenant Improvements in the Expansion Space according to a mutually approved space plan 291333.10, dated June 3, 1991, attached hereto as Exhibit "A1" with building standard materials used.

         Following approval by Landlord, Tenant and the City of Concord of the above mentioned space plan, any subsequent changes made by Tenant shall be at Tenant's cost. If these changes cause additional changes mandated by the City of Concord or other governmental agencies, these costs shall also be at Tenant's cost.

5.       PARKING:

         Tenant shall be given the use, at no cost to Tenant, on a nonexclusive basis, one (1) additional unreserved parking stall in Concord Gateway Two parking garage, subject to the same restrictions and regulations as specified in the master lease.

6.       CONFLICT:

         This amendment is an integral part of the master lease. Should there by any conflict in the language between the mater lease or this Addendum the latter will prevail.

7.       MASTER LEASE:

         Other than as amended herein, the office building lease dated December 29, 1989, shall remain in full force and effect.

SIERRA PACIFIC PROPERTIES, INC.           BAY AREA SEATING SERVICE, INC.
A CALIFORNIA CORPORATION                  A CALIFORNIA CORPORATION
LANDLORD                                  DBA BASS TICKETS FOUNDATION,
                                          A PRIVATE, NON-PROFIT ORGANIZATION
                                          TENANT



BY: /s/                                   BY: /s/
   ------------------------------            -----------------------------------
OR                                        DATED:   6/18/91
                                                --------------------------------
BY:
   ------------------------------
DATED:   7/17/91
      ---------------------------

                                       Exhibit A1

                                       Suite 342
                                       1855 Gateway Blvd.
                                       Concord, CA 94520

                                       339 Rentable sq. ft.

                                LEASE ADDENDUM #3


THIS ADDENDUM TO LEASE is entered into on December 18, 1991, between SIERRA PACIFIC PROPERTIES, INC., A CALIFORNIA CORPORATION (hereinafter referred to as "Landlord") and BASS TICKETMASTER, A CALIFORNIA CORPORATION, (hereinafter referred to as "Tenant"). The parties have heretofore entered into an office building lease dated December 29, 1989, covering premises known as Suite 600 in that certain office building known as Concord Gateway, in the City of Concord, County of Contra Costa, State of California, owned by Landlord and which has a street address of 1855 Gateway Boulevard, Concord, California.

1.       PREMISES:

         Landlord leases to Tenant and Tenant leases from Landlord an additional 2,660 rentable square feet (herein "Expansion Space") located adjacent on the sixth (6th) floor as shown on the floor plan attached hereto as Exhibit "A1", beginning Tenant's total square footage to 19,267 square feet.

2.       TERM AND OCCUPANCY:

         The term for this expansion space shall commence upon occupancy by Tenant and shall expire on March 2, 2000. Tenant shall occupy the Expansion Space when (a) an appropriate certificate of occupancy is issued which permits lawful occupancy; and (b) construction and installation of Tenant improvements is sufficiently complete so that Tenant may occupy the Expansion Space for the conduct of its business. Tenant shall provide necessary space planning information to Landlord in a timely manner and approve completed working drawings requested by the Landlord's architect within five (5) business days of receipt of said working drawings.

3.       RENT:

         The rent for the Expansion space shall be One Dollar and Thirty Five Cents ($1.35) per rentable square foot per month, per month commencing on occupancy of the Expansion Space as described in paragraph 2, and shall increase to $1.85 per rentable SF beginning March 1, 1995, with months March and April of 1995 to be rent free.

4.       TENANT IMPROVEMENTS:

         Landlord agrees to provide Tenant Improvements in the Expansion Space according mutually approved space plan 291408.10, dated October 14, 1991, and revised October 24, 1991, attached hereto as Exhibit "A1" with building standard materials used except where noted on plan.

         Any subsequent changes made by Tenant shall be at Tenant's cost. If these changes cause additional changes mandated by the City of Concord or other governmental agencies, these costs shall also be at Tenant's cost.

5.       PARKING:

         Tenant shall be given the use, at no cost to Tenant on a nonexclusive basis, eight (8) additional unreserved parking stall in Concord Gateway Two parking garage, subject to the same restrictions and regulations as specified in the master lease.


6.       CONFLICT:

         This amendment is an integral part of the master lease. Should there by any conflict in the language between the master lease or this Addendum the latter will prevail.

7.       MASTER LEASE:

         Other than as amended herein, the office building lease dated December 29, 1989, shall remain in full force and effect.

8.       CANCELLATION:

         Upon mutual execution of this addendum, Landlord and Tenant agree to void Lease Addendum #2 dated June 4, 1991, for 339 SF on the 3rd floor of Gateway Two.



SIERRA PACIFIC PROPERTIES, INC.        BASS TICKETMASTER
A CALIFORNIA CORPORATION               A CALIFORNIA CORPORATION
LANDLORD                               TENANT



BY: /s/                                BY: /s/
   -----------------------------          --------------------------------------
OR                                     DATED:   1/20/92
                                             -----------------------------------
BY:
   -----------------------------
DATED:   1/23/92
      --------------------------

                                       Exhibit A1

                                       Suite 600
                                       Concord Gateway Two

                                LEASE ADDENDUM #4


THIS ADDENDUM TO LEASE is entered into on May 17, 1994, between SIERRA PACIFIC PROPERTIES, INC., A CALIFORNIA CORPORATION (hereinafter referred to as "Landlord") and BAY AREA SEATING SERVICE, INC., DBA BASS TICKETS, A CALIFORNIA CORPORATION, (hereinafter referred to as "Tenant"). The parties have heretofore entered into an office building lease dated December 29, 1989, covering premises known as Suite 600 in that certain office building known as Concord Gateway, in the City of Concord, County of Contra Costa, State of California, owned by Landlord and which has a street address of 1855 Gateway Boulevard, Concord, California and Lease Addendum #3 dated 12/18/91, covering the premises known as Suite 680, for the purposes of expanding adjacent Suite 630.

1.       PREMISES:

         Landlord leases to Tenant and Tenant leases from Landlord the premises currently known as Suite 670, containing 2,944 rentable square feet (herein "Expansion Space"), located adjacent on the sixth (6th) floor as shown on the floor plan attached hereto as Exhibit "A2", brining Tenant's total square footage to 22,211 square feet.

2.       TERM AND OCCUPANCY:

         The term for this expansion space shall commence upon occupancy by Tenant and shall expire on August 15th, 1994, and shall expire with Master Lease on March 2, 2000. Tenant shall occupy the Expansion Space when (a) an appropriate certificate of occupancy is issued which permits lawful occupancy; and (b) construction and installation of Tenant improvements is sufficiently complete so that Tenant may occupy the Expansion Space for the conduct of its business. Tenant shall provide necessary space planning information to Landlord in a timely manner and approve completed working drawings requested by the Landlord's architect within five (5) business days of receipt of said working drawings.

3.       RENT:

         The rent for the Expansion space shall be $3,944.96 per month ($1.34 per rentable square foot per month), commencing upon occupancy of the Expansion Space as described in paragraph 2.

4.       TENANT IMPROVEMENTS:

         Landlord agrees to provide Tenant Improvements in the Expansion Space as per Fitschen & Associates space plan 294865.10, dated April 25, 1994, and revised April 28, 1994, attached hereto as Exhibit "A4" with building standard materials used except where noted on plan, with Landlord's maximum contribution toward tenant improvements not to exceed $30,000.00.

5.       PARKING:

         Tenant shall be given the use, at no cost to Tenant on a nonexclusive basis, nine (9) additional unreserved parking stall in Concord Gateway Two parking garage, subject to the same restrictions and regulations as specified in the master lease.


6.       CONFLICT:

         This amendment is an integral part of the master lease. Should there by any conflict in the language between the master lease or this Addendum the latter will prevail.

7.       MASTER LEASE:

         Other than as amended herein, the office building lease dated December 29, 1989, shall remain in full force and effect.



SIERRA PACIFIC PROPERTIES, INC.           BAY AREA SEATING SERVICE
A CALIFORNIA CORPORATION                  DBA BASS TICKETS
LANDLORD                                  A CALIFORNIA CORPORATION
                                          TENANT



BY: /s/ MICHAEL J. WELTON                 BY: /s/
   ----------------------------------        -----------------------------------
        MICHAEL J. WELTON                 DATED:   5/27/94
        PRESIDENT                               --------------------------------

DATED:
      -------------------------------

                                   EXHIBIT A2

                         AMENDMENT TO LEASE ADDENDUM #4

         THIS AMENDMENT TO LEASE ADDENDUM #4 entered into on June 9, 1994 between SIERRA PACIFIC PROPERTIES, INCORPORATED, a California Corporation hereinafter referred to as "Landlord", and BAY AREA SEATING SERVICE, INC. DBA BASS TICKETS, A CALIFORNIA CORPORATION, hereinafter referred to as "Tenant".

         The parties have heretofore entered into an Office Building Lease dated December 29, 1989, covering the premises known as Suite 630 in that certain office building known as Concord Gateway located at 1855 Gateway Boulevard, Concord, Contra Costa County, California and Lease Addendum $3 dated May 17, 1994 for the purposes of expanding into adjacent space Suite 670.

         The parties are desirous of amending the above referenced Lease Addendum $3 in advance of its expiration date of March 2, 2000, to add the following terms and conditions:

1. TENANT IMPROVEMENTS Premises shall be approved as per Fitschen & Associates space plan #94865.10 dated May 2, 1994 with building standard materials used except where noted on plan: All tenant improvement costs exceeding Thirty Thousand Dollars ($30,000.00) including all necessary permits, licenses and architectural fees shall be paid by tenant. Tenant agrees to construct the premises in conformance with the American Disabilities Act of 1990 ("ADA") and with the ADA Accessibility guidelines.

Landlord agrees to allow Tenant's preferred contractor, Burt Construction Company, to do the construction of tenant improvements so long as Burt Construction Company's bid from finished working drawings is the lowest, or Burt Construction Company agrees to match the reasonable lowest bid received by the Landlord from other bidding contractors. Landlord shall approve in writing the final construction bid number submitted by Burt Construction Company. Tenant shall oversee the buildout process and shall require Burt Construction Company to meet and adhere to all Concord Gateway contractor and vendor regulations. Landlord shall approve and sign-off on final working drawings to be prepared by Tenant's architect and shall remit payment to Tenant upon completion and

Landlords' sign-off of all Tenant's work. Landlord shall remit payment to Tenant within fifteen (15) days after signing-off on completed work, receipt of Tenant's invoice and receipt of lien releases. All other supervisory responsibilities pertaining to tenant improvement construction shall be borne by Tenant. Landlord shall post appropriate notices of non-responsibility and shall defer all related correspondence to Tenant and Burt Construction Company.

2. CONFLICT This amendment is an integral part of the master lease. Should there be any conflict in the language between the master lease or this amendment, the latter will prevail.

3. MASTER LEASE Other than as amended above, the Office Building Lease dated December 29, 1989, shall remain in full force and effect.

LANDLORD                                    TENANT

SIERRA PACIFIC PROPERTIES, INC.             BAY AREA SEATING SERVICE
a California Corporation                    dba Bass Tickets
                                            a California Corporation
                                            Tenant

By: /s/ Michael J. Welton-President         By: /s/
   --------------------------------            ---------------------------------
     Michael J. Welton-President

Date:        6/15/94                        Date:    June 14, 1994
     ------------------------------              -------------------------------

                         AMENDMENT TO LEASE ADDENDUM #5
                                  July 30, 1997

         This Agreement (the "Agreement") is dated for reference purposes only and is made by and between Sierra Pacific Properties, Inc., (the "Landlord") and Bay Area Seating Service, Inc., a California Corporation (the "Tenant") d.b.a. BASS Tickets
                                    RECITALS

         This Agreement is made with reference to the following facts and objectives:

                  A. Landlord and Tenant entered into a written Office Building Lease and Lease Addendum dated December 29, 1989, a Lease Addendum #3 dated December 18, 1991, wherein Lease Addendum #2 dated June 4, 1991 was cancelled, a Lease Addendum #4 dated May 17, 1994 and Amendment to Lease Addendum #4 dated June 9, 1994 (collectively referred to as the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 1855 Gateway Blvd., Suites 600, 630 and 670, Concord, California. (the "Premises").

                  B. Tenant desires to lease additional space in the Building known as 1855 Gateway Boulevard, Suite 125 on the terms and conditions agreed to herein.

                  C. Landlord and Tenant wish to amend the Lease, as provided in this Agreement.

                  NOW THEREFORE, in consideration of the mutual provisions herein contained and the detriment to be suffered by each of the parties, Landlord and Tenant agree as follows:

                  1. Definitions. All capitalized terms not defined herein shall have the meanings defined in the Lease.

                           The following paragraphs shall be added to the Lease.

                  2. 34. Additional Premises. Landlord leases to Tenant and Tenant leases from Landlord the Additional Premises located at 1855 Gateway Boulevard, Suite 125 Concord, CA and consisting of approximately 660 rentable square feet as referenced on the attached Exhibit "A" (the "Additional Premises").

                  3. 35. Additional Minimum Rent. The Minimum Rent for the Additional Premises ("the Additional Minimum Rent") shall be $1,122.00 per month beginning August 1, 1997, and each month thereafter during the Additional Term, as defined herein.

                  4. 36. Additional Term. The term of the Lease for the Additional Premises (the "Additional Term") shall be on a month-to-month basis commencing on August 1, 1997 and cancellable by thirty (30) days advance written notice by either party hereto.

                  5. 38. Tenant Improvements. Landlord leases the Additional Premises and Tenant accepts the Additional Premises in their "AS IS" CONDITION.

                  6. Effectiveness of Lease. Except as set forth in this Amendment, all provisions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Addendum #5 this 6th day of August, 1997.

                             SIGNATURE PAGE FOLLOWS

                                   LANDLORD:

                                   SIERRA PACIFIC PROPERTIES, INC., A CALIFORNIA CORPORATION

                                   BY:  /s/ DOUGLAS W. MESSNER
                                        ----------------------------------------
                                        DOUGLAS W. MESSNER
                                   ITS: VICE PRESIDENT - COO

                                   BY:  /s/ MARK D. WICKHAM
                                        ----------------------------------------
                                        MARK D. WICKHAM
                                   ITS: VICE PRESIDENT - CFO

                                   TENANT:

                                   BAY AREA SEATING SERVICE, A CALIFORNIA
                                   CORPORATION, D.B.A. BASS TICKETS

                                   BY:  /s/
                                        ----------------------------------------

                                   ITS: CEO

                                   EXHBIT "A"

                         AMENDMENT TO LEASE ADDENDUM #6
                                January 29, 1998

         This Agreement (the "Agreement") is dated for reference purposes only and is made by and between Sierra Pacific Properties, Inc., (the "Landlord") and Bay Area Seating Service, Inc., a California Corporation (the "Tenant") d.b.a. BASS Tickets

                                    RECITALS

         This Agreement is made with reference to the following facts and objectives:

         A. Landlord and Tenant entered into a written Office Building Lease and Lease Addendum dated December 29, 1989, a Lease Addendum #3 dated December 18, 1991, wherein Lease Addendum #2 dated June 4, 1991 was cancelled, a Lease Addendum #4 dated May 17, 1994 and Amendment to Lease Addendum #4 dated June 9, 1994 and Amendment to Lease Addendum #5 dated July 30, 1997 (collectively referred to as the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 1855 Gateway Blvd., Suites 500, 630 and 670 California. (the "Premises").

         B. Tenant desires to lease additional space in the Building known as 1855 Gateway Boulevard, Suite 170 on the terms and conditions agreed to herein.

         C. Landlord and Tenant wish to amend the Lease, as provided in this Agreement.

         NOW THEREFORE, in consideration of the mutual provisions herein contained and the detriment to be suffered by each of the parties, Landlord and Tenant agree as follows:

         1. Definitions. All capitalized terms not defined herein shall have the meanings defined in the Lease.

         2.       The following paragraphs shall be added to the Lease.

                  34. Additional Premises. Landlord leases to Tenant and Tenant leases from Landlord the Additional Premises located at 1855 Gateway Boulevard, Suite 170 Concord, CA and consisting of approximately 592 rentable square feet as referenced on the attached Exhibit "A" (the "Additional Premises").

                  35. Additional Minimum Rent. The Minimum Rent for the Additional Premises ("the Additional Minimum Rent") shall be $1,000.00 per month beginning February 1, 1998, and each month thereafter during the Additional Term, as defined herein.

                  36. Additional Term. The term of the Lease for the Additional Premises (the "Additional Term") shall be on a month-to-month basis commencing on February 1, 1998 and cancellable by thirty (30) days advance written notice by either party hereto.

                  38. Tenant Improvements. Landlord leases the Additional Premises and Tenant accepts the Additional Premises in their "AS IS" CONDITION.

         6. Effectiveness of Lease. Except as set forth in this Amendment, all provisions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease this ________ day of __________, 1998.

                                         LANDLORD:
                                         SIERRA PACIFIC PROPERTIES, INC.

                                         BY:
                                            ------------------------------------
                                              DOUGLAS W. MESSNER
                                         ITS: VICE PRESIDENT - COO

                                         BY:
                                            ------------------------------------
                                              MARK D. WICKHAM
                                         ITS: VICE PRESIDENT - CFO

                                         TENANT:

                                         BAY AREA SEATING SERVICE, A CALIFORNIA
                                         CORPORATION, D.B.A. BASS TICKETS

                                         BY:  /s/
                                            ------------------------------------
                                         ITS: VP & GM
                                             -----------------------------------

                                   EXHIBIT "A"

                              AMENDMENT TO LEASE #7
                                  June 25, 1998

This Agreement (the "Agreement") is dated for reference purposes only and is made by and between Sierra Pacific Properties, Inc., (the "Landlord") and Bay Area Seating Service, Inc. a California Corporation (the "Tenant") d.b.a. BASS Tickets.

                                    RECITALS

This Agreement is made with the reference to the following facts and objectives:

A. Landlord and Tenant entered into a written Office Building Lease and Lease Addendum dated December 29, 1989, a Lease Addendum #3 dated December 18, 1991, wherein Lease Addendum #2 dated June 4, 1991 was canceled, a Lease Addendum #4 dated May 17, 1994 and Amendment to Lease Addendum #4 dated June 9, 1994, a Amendment to Lease Addendum #5 dated July 30, 1997 and Amendment to Lease #6 dated January 29, 1998 (collectively referred to as the "Lease") in which Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 1855 Gateway Boulevard, Suites 600, 630, 670, 125 and 170 (the "Premises").

B. Tenant desires to lease additional space in the Building known as 1855 Gateway Boulevard, Suite 240 on the terms and conditions agreed to herein.

C. Landlord and Tenant wish to amend the Lease, as provided in this Agreement.

NOW THEREFORE, in consideration on the mutual provisions herein contained and the detriment to be suffered by each of the parties, Landlord and Tenant agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meanings defined in the Lease.

2. Additional Premises. Landlord leases to Tenant and Tenant leases from Landlord additional Premises located at 1855 Gateway Boulevard, Suite 240 Concord, California consisting of approximately 2,965 rentable square feet as referenced on the attached Exhibit "A" (the "Additional Premises"). 2A. * 3. Minimum Rent. The Minimum Rent for the Additional Premises shall be $5,040.50 per month beginning August 1 July 16, 1998 and each month thereafter through July 4, 1999.

4. Tenant Improvements. Landlord leases the Additional Premises and Tenant accepts the Additional Premises in their "as is" condition. Tenant may take occupancy of the Additional Premises on August 1, 1998.

5. Parking. Commencing on August 1 July 16, 1998, Tenant shall have the right to use nine (9) unreserved parking tags in the Concord Gateway II garage, not to exceed a three (3) per 1,000 over all parking ratio. Landlord reserves the right to convert all or a portion of the garage and or Tenant's parking to valet if Landlord deems necessary.

6. Base Year. Tenant's Base Year as defined under Paragraph 5 of the Lease for the said Additional Premises shall be 1998.

7. Tenant's Proportionate Share. Tenant's Proportionate Share of total rentable area in the Building for the Additional Premises shall be .985%.

8. Effectiveness of Lease. Except as set forth in this Amendment, all provisions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease this 14th day of July, 1998.

LANDLORD:                             TENANT:
SIERRA PACIFIC PROPERTIES, INC.       BAY AREA SEATING
                                      SERVICE, INC., a California
                                      Corporation, d.b.a. BASS Tickets

By:  /s/                              By:  /s/
     ----------------------------          -------------------------------------
     Douglas W. Messner
Its: Vice President - COO             Its: VP & GM
     ----------------------------          -------------------------------------

By:  /s/                              By:
     ----------------------------          -------------------------------------
     Thomas Seeno
Its: President                        Its:
     ----------------------------          -------------------------------------


*2A. Term. The Term of this Amendment shall commence August 1, 1998, and shall expire on July 4, 1999. Upon expiration, Tenant shall have vacated the Additional Premises and returned the Premises to Landlord in the condition as depicted in Article 32 of the Office Building Lease. Tenant shall have no option period to extend the Term of the Additional Premises.

                                    Exhibit A